Exhibit 5.3

August 17, 2020

PRIVILEGED & CONFIDENTIAL

Agree Limited Partnership

Agree Realty Corporation

70 E. Long Lake Road

Bloomfield Hills, Michigan 48304

Re:	The issuance and sale of up to $350,000,000 aggregate principal amount of debt securities of Agree Limited Partnership, a Delaware limited partnership (the “Issuer”) in one or more series or tranches (the “Notes”) and in one or more public offerings pursuant to the Registration Statement on Form S-3ASR (Registration No. 333-238729) (as amended, the “Shelf Registration Statement”) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about May 27, 2020, as amended by Post-Effective Amendment No. 1 filed with the Commission on or about August 12, 2020 (the “Offering”).

Ladies and Gentlemen:

We have acted as local Florida counsel to Agree St Petersburg, LLC, a Florida limited liability company (“Guarantor”), in connection with the Offering.  Pursuant to the Underwriting Agreement, dated as of August 12, 2020, by and among the Issuer, Agree Realty Corporation, a Maryland corporation (the “Parent”), Guarantor, the other subsidiary guarantors party thereto (the “Subsidiary Guarantors”), the Representatives (as defined therein) and any other parties thereto (the “Underwriting Agreement”), the Underwriters (as defined therein) have severally agreed to purchase from the Issuer an $350,000,000 aggregate principal amount of 2.900% Notes due 2030 (the “Notes”).  The Notes will be issued under an Indenture, dated as of August 17, 2020 (the “Base Indenture”), among the Issuer, the Parent, as guarantor, and U.S. Bank National Association, as trustee, as supplemented by an officer’s certificate to be dated on or about August 17, 2020, establishing the Notes (collectively, together with the Base Indenture, the “Indenture”).

ARIZONA • CALIFORNIA • COLORADO • CONNECTICUT • DELAWARE • FLORIDA • GEORGIA • ILLINOIS • INDIANA • KANSAS • KENTUCKY LOUISIANA • MARYLAND • MASSACHUSETTS • MINNESOTA • MISSOURI • NEVADA • NEW JERSEY • NEW MEXICO • NEW YORK • NORTH CAROLINA OHIO • OREGON • PENNSYLVANIA • RHODE ISLAND • TEXAS • UTAH • VIRGINIA • WASHINGTON • WASHINGTON D.C. • WEST VIRGINIA

Agree Limited Partnership
August 17, 2020

As local Florida special counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including:

(a)               the Underwriting Agreement;

(b)               the Indenture;

(c)               the Guarantee dated as of the date hereof executed by Guarantor, the Parent and the other Subsidiary Guarantors that guarantees the obligations of the Issuer under the Notes (the “Guarantee”);

(d)               a copy of the Articles of Organization of Guarantor, filed with the Florida Department of State on the date hereof, and the Operating Agreement of Guarantor as presently in effect as certified by an officer of Guarantor as of the date hereof (collectively, the “Guarantor Organizational Documents”);

(e)               a certificate from the Florida Department of State, as to the incorporation and active status of Guarantor under the laws of the State of Florida, as of July 31, 2020  (the “Guarantor Status Certificate”);

(f)                the Officer’s Certificate of Parent, in its capacity as the general partner of the sole member of the Guarantor, dated as of the date hereof (the “Officer’s Certificate”) certifying as to the effectiveness of the Guarantor Organizational Documents as of the date hereof, and the certificates and other documents and instruments being delivered by and certifying as to other factual matters; and

(g)               The Opinion Certificate of Guarantor dated as of August 17, 2020 (“Opinion Certificate”).

In preparing this letter, we have assumed and have not verified (i) the legal competency of all individual signers of documents, (ii) the genuineness of all signatures on all documents that we have examined, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, PDF or fax copies. In conducting our examination of executed documents or documents to be executed, we have assumed that all parties thereto, other than the Guarantor, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder. We have also assumed the due authorization by all requisite action, corporate or otherwise, and the due execution and delivery by all parties thereto, other than the Guarantor, of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of all parties thereto.  As to any facts material to the opinions expressed herein that we have not independently established and verified, we have relied, with your permission, upon statements and representations of officers and other representatives of Guarantor and the Opinion Certificate of Guarantor dated as of the date hereof.

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com

Agree Limited Partnership
August 17, 2020

We express no opinion with respect to the effectiveness of any law other than the laws of the State of Florida and the federal laws of the United States.

Based on the foregoing, and subject to the qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.  Guarantor is a limited liability company, validly existing under the laws of the State of Florida.

2.  Guarantor has the limited liability company power and authority to execute and deliver the Guarantee and to perform its obligations thereunder. The execution, delivery and performance of the Guarantee by Guarantor have been duly authorized.

3. Guarantor has duly executed and delivered the Guarantee.

This opinion is provided as legal opinion only, not a guarantee or warranty of the matters discussed herein. We are opining only as to the matters expressly set forth herein, and no opinion may be inferred as to other matters. This opinion is based upon the current statute, rules, regulations and judicial decisions and is rendered as of the date hereof. We disclaim any obligation to advise you of any change in the foregoing sources of law or subsequent law or changes in facts or circumstances which might affect any matters or the opinion set forth herein.

In giving our Opinion set forth in opinion paragraph 3 above with respect to the due execution of the Guarantee, we have relied solely upon the Officer’s Certificate referred to above with respect to the identity and signatures of the signatories.

Except to the extent expressly noted to the contrary in this opinion letter, we express no opinion as to the following matters, or the effect, if any, that they may have on the opinions expressed herein:

(a)        federal securities laws and regulations administered by the Securities and Exchange Commission, state “blue sky” laws and regulations, the Investment Company Act, the Trust Indenture Act, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

(b)        the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, cities, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing;

(c)        fraudulent transfer and fraudulent conveyance laws; and

(d)        pension and employee benefit laws and regulations.

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com

Agree Limited Partnership
August 17, 2020

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Parent’s Current Report on Form 8-K to be filed on the date hereof and incorporated by reference into the Registration   Statement, in accordance with the requirements of Rule 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”

Very Truly Yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP

Lewis Brisbois Bisgaard & Smith LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com